Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 1, 2009

DB Commodity Services LLC, as Managing Owner of

PowerShares DB Multi-Sector Commodity Trust and

DB Multi-Sector Commodity Master Trust

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

Registration Statement on Form S-3

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Registration Statement on Form S-3, to be filed with the SEC on or about December 1, 2009 (the “Registration Statement”) of PowerShares DB Multi-Sector Commodity Trust (the “Trust”) and DB Multi-Sector Commodity Master Trust (the “Master Trust”), each a Delaware statutory trust organized in separate series on August 3, 2006 and with respect to each of the seven separate series of the Trust (each individually, a “Fund,” and collectively, the “Funds”) and each of the seven separate series of the Master Trust (each individually, a “Master Fund,” and collectively, the “Master Funds”).

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement that each of the Funds and each of the Master Funds will be classified as a partnership for U.S. federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face,” paragraphs (23), (24) and (25), “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the U.S. federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in each Fund and each Master Fund.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

DB Commodity Services LLC

December 1, 2009

Our opinion represents our best legal judgment with respect to the proper U.S. federal income tax treatment of each Fund and Master Fund and United States individual taxpayers investing in the Funds, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,

/s/ Sidley Austin LLP